INLAND MORTGAGE CORPORATION
              LONG TERM INCENTIVE COMPENSATION PLAN

                            ARTICLE I
                         PURPOSE OF PLAN

The continued growth and success of Inland Mortgage Corporation ("Inland") are dependent upon Inland's ability to attract and retain the services of key executives and provide incentive for their superior long term performance. The purpose of the Inland Mortgage Corporation Long Term Incentive Compensation Plan (the "Plan") is to attract, retain and motivate key executives to achieve long-term performance goals


                           ARTICLE II
                       NATURE OF THE PLAN

This Plan is an income tax non-qualified, unfunded plan to provide deferred compensation for a "select group of management or highly compensated employees." It is our intention this plan be a Top-Hat Plan under ERISA 29 CFR 2520.104-24.


                           ARTICLE III
                           DEFINITIONS


3.1 Annual Return on Equity. Annual Return on Equity is the amount equal to net income of Inland for a particular year, as determined under Generally Accepted Accounting
     Principles, divided by the average equity of Inland for the same year.

3.2 Basis Points. The value of each Basis Point will equal one one-hundredth of one percent (.01%).

3.3  Board.  Board shall mean the Board of Directors for Inland
     Mortgage Corporation.

3.4  First Vesting Date.  First Vesting Date is the first January
     1 following the end of an Incentive Period.

3.5 Incentive Compensation Award. Incentive Compensation Award is the number of Basis Points awarded to a participant by the Board. Those Basis Points will be multiplied by the Net Income for each year in the Incentive Period to create the Participant's annual accrual.
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3.6  Incentive Period.  An Incentive Period is a period of time during which the value of an award under the Plan to a Participant shall be determined. The first Incentive Period is January 1, 1993 to December 31, 1994. The second Incentive Period is January 1, 1993 to December 31, 1996. The third Incentive Period is January 1, 1995 to December 31, 1998. Each successive Incentive Period (after the third Incentive Period) shall begin on the January 1 two years following the beginning of the immediate previous Incentive Period and end on the fourth December 31 after its beginning.

3.7  Net Income.  Net Income as determined under Generally
Accepted Accounting Principles.

3.8 Participants. Participants are those employees chosen to participate in the Plan by , and at the sole discretion of, the Board. For each Incentive Period, the Board shall designate which employees shall participate in the Plan.

3.9  Plan Administrator.  Plan Administrator means the Company
     (Inland), except that the Administrator may appoint an individual, committee or an entity to carry out certain functions of the Administrator.

3.10 Retirement. Retirement shall mean that date on or following the Participant's 65th birthday, when the participant ceases to be an employee of Inland.

3.11 Second Vesting Date.  Second Vesting Date is the second
     January 1 following the end of an Incentive Period.
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                           ARTICLE IV
                  INCENTIVE COMPENSATION AWARD

4.1 Calculation of Participant's Incentive Compensation Award. For each Participant with respect to an Incentive Period, the Participant's Incentive Compensation Award shall accrue annually and shall be the product of the Incentive Compensation Award (stated in number of Basis Points as determined by the Board) times the Net Income.

4.2 Award Threshold. An Award with respect to an Incentive Period shall only be made to a Participant if the cumulative performance record of Inland for that Incentive Period exceeds a twelve percent (12%) average Annual Return on Equity. The Award Threshold for any prospective Incentive Period may be established at any level according to the discretion of the Board. If the Award Threshold is changed by the Board, a written description of the change and its effective date shall be attached to the Plan and communicated in writing to the participants by the Plan Administrator.

4.3 Right to Receive Award. Subject only to those exceptions set forth in this paragraph 4.3, Participant must continue employment with Inland through the last day of the Incentive Period in order to be entitled to receive any of the Participant's Incentive Compensation Award for such Incentive Period. Nothing in this Plan in general or any of its provisions in particular is intended to constitute an offer of or be a guarantee of employment to the Participant. If a Participant's employment with Inland is terminated prior to the end of the Incentive Period for any reason other than death, disability or Retirement, Participant shall not be entitled to any payment of an Award related to that Incentive Period. If a Participant's employment with Inland is terminated prior to the end of an Incentive Period due to death, disability or Retirement, Participant or the Participant's beneficiary or estate shall be entitled to receive payment of a prorated portion of the Participant's Award related to that Incentive Period.
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                            ARTICLE V
                             VESTING


An Award will vest fifty percent (50%) on the first January 1 (First Vesting Date) following the end of an Incentive Period and will become one hundred percent (100%) vested on the second January 1 (Second Vesting Date) following the end of an Incentive Period. There are two exceptions to this vesting provision. (1) For the first incentive period (the two year period from January 1, 1993, to December 31, 1994) vesting is immediate. (2) For the first four year incentive period, beginning January 1, 1993 and ending December 31, 1996, the participant will be fifty percent (50%) vested on January 1, 1996 and will become one hundred percent (100%) vested on January 1, 1997. A Participant must be a full time employee of Inland continually in order for the respective portion of an Award to become vested. The termination of a Participant's employment with Inland shall not affect the vested status of Awards which were vested prior to such termination of employment.

In the event of a Participant's Retirement , death or disability, vesting shall accelerate immediately to one hundred percent (100%) of the pro rata portion of the Incentive Period(s) during which the Retirement, death or disability occurred and during which Participant was a full time employee. Vesting will accelerate in the same manner if, upon sale or acquisition of Inland, the Plan is terminated.


                           ARTICLE VI
                        PAYMENT OF AWARDS

6.1 Payment Options. At the beginning of an Incentive Period, each Participant for that Incentive Period shall irrevocably elect in writing and have delivered to the Plan Administrator, one of the payment options set forth below for any Award that may be accrued by Inland in such Participant's favor during the respective Incentive
       Period:

       (a) Payment in one lump sum within thirty (30) days after the time the Award is one hundred percent (100%) vested; or

       (b) Payment of the Award in a lump sum on the anniversary date of the date upon which such Award became one hundred percent (100%) vested, which anniversary date shall not be less than two (2) years after such one hundred percent (100%) vested date; or

       (c) Following Participant's retirement, payment via a lump sum cash payment in March of the next succeeding calendar year; or

       (d) Payment in ten (10) equal annual installments
           beginning in March of the calendar year following the
           calendar year in which the Participant retires; or
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       (e) Such additional methods of payment as the Board, in
            its sole discretion, may authorize.

If no election is made, Participant's Award shall be paid in a lump sum within thirty (30) days after the date such Award becomes fully vested.

6.2 Interest. The unpaid portion with respect to any Award that is not paid out within ninety (90) days after such Award becomes one hundred percent (100%) vested, shall accrue interest at a rate equal to the Federal Reserve's consensus average prime rate as reflected in the Wall Street Journal and the Federal Reserve Bulletin, compounded quarterly.

6.3 Death Benefits. If a Participant who has deferred payment of a one hundred percent (100%) vested Award dies before full payment of the Award, the unpaid balance of the Award, shall be paid in a lump sum to the Participant's beneficiary as designated in writing by the Participant on the Beneficiary Designation form or, if there is no beneficiary, to the Participant's estate within ninety (90) days after written proof of a Participant's death has been received by the Plan Administrator.

6.4 Termination. If a Participant who has deferred payment of an Award under the Plan ceases to be employed by Inland for any reason other than death or Retirement, the Board may, in its sole discretion, pay the Participant's deferred vested Awards in a lump sum within ninety (90) days after the Participant's termination of employment with Inland.

                           ARTICLE VII
                       SOURCE OF BENEFITS

This Plan and the benefits payable hereunder shall be unfunded and shall be payable only from the general assets of Inland. Inland does not represent that a specific portion of its assets will be used to provide the benefits hereunder. The Participant or beneficiaries shall not have any security interest in Inland. Nothing contained herein shall be deemed to create a trust of any kind or create any fiduciary relationship or obligation on the part of or on behalf of any Participant. To the extent that any person acquires a right to receive payments from Inland under this Plan, such rights shall be no greater than the right of any unsecured general creditor of Inland.


                          ARTICLE VIII
                         ADMINISTRATION

The Plan shall be administered by the Board. The Board shall have the exclusive authority and responsibility for all matters in connection with the operation and administration of the Plan. The administration of the Plan shall include, but shall not be limited to, the following:

          (a)  The  completion  and maintenance  of  all  records
               necessary in connection with the Plan;
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               (b)   Compliance  of the Plan with all  applicable
               laws and regulations

          (c)  Authorizing  the  payment  of  all  benefits   and
               expenses of the Plan as they become payable under the Plan; and

          (d) Authority to engage such legal, accounting, and other professional services as appropriate .

Decisions by the Board shall be final and binding upon all parties affected by the Plan, including the beneficiaries of Participants.

The Board may delegate to a Plan Administrator responsibility for ordinary plan administration and responsibility for decisions that the Board may make or actions that it may take under the terms of the Plan, subject to the Board's reserved right to review such decisions or actions and modify them at the Board's sole discretion. Except as specifically provided herein, the Board shall not allow any beneficiary of the Plan to obtain control over decisions or actions that affect that beneficiary's Plan benefits.


                           ARTICLE IX
                          MISCELLANEOUS


9.1 Non-assignability of Benefits. A Participant's benefits under the Plan cannot be sold, transferred, anticipated, assigned, pledged, hypothecated, seized by legal process, subjected to claims of creditors in any way, or otherwise disposed of by a Participant or the Participant's beneficiaries.

9.2 Governing Law. This Plan and any amendments shall be construed, administered, and governed in all respects in accordance with applicable federal law and the laws of the State of Indiana.

9.3 No Right of Continued Employment. Nothing in this Plan shall confer upon any person the right to continue in the employ of Inland, or interfere in any way with the right of Inland to terminate the person's employment at any time.

9.4 Withholding Taxes. Inland shall withhold any taxes required by law to be withheld in connection with payment of an Award under this Plan. These withholdings will be made by Inland but the responsibility for paying taxes rests solely with the Participants.
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                            ARTICLE X
               CLAIMS PROCEDURE IN CASE OF DISPUTE

10.1 Initial Claim.  Any Participant claiming an Award under this
     Plan (the "Claimant") shall present a claim in writing to the Chairman of the Board of Inland (the "Chairman").

10.2 Decision on Initial Claim.

     (a) Time Period for Denial Notice. A decision shall be made on the claim as soon as practicable and shall be communicated in writing by the Chairman to the Claimant within a reasonable period after receipt of the claim by the Chairman. In no event shall the decision on an initial claim be given more than ninety (90) days after the date the claim was received by the Chairman, unless ,at the Chairman's sole discretion, an extension of time for processing is granted. If there is an extension, the Claimant shall be notified of such within ninety (90) days of the date the claim was filed. The extension notice shall indicate the reason for the extension . The extension shall not exceed ninety (90) days from the end of the initial response period.

     (b) Contents of Denial Notice. If the claim is wholly or partially denied, the notice of denial shall indicate:

          (1)  The specific reasons for the denial;

               (2) The specific references to pertinent Plan provisions on which the denial is based;

          (3)  A description of additional material or
               information necessary for the Claimant to perfect the claim and an explanation of why such material or information is necessary; and

          (4) An explanation of the Plan's claim review procedure as outlined in 10.3 and 10.4.

     (c) Deemed Denied. If written notice of the decision wholly or partially denying the claim has not been furnished within ninety (90) days after the claim is filed or there has been an extension and no notice of a decision is furnished by the end of the extension period, and if the claim has not been granted within such period, the claim shall be deemed denied as of the end of the ninety (90) day or one hundred eighty (180) day period for purposes of proceeding to the review stage described 10.3 and 10.4.

10.3 Review of Denied Claim. If a Claimant receives a notice of denial or his or her claim is deemed denied pursuant to 10.2 above, the Claimant may request a review of the claim. The request for review is made by delivering or mailing a written request for review,
XXXPAGE 135XXX

     prepared by either the Claimant
     or his or her authorized representative, to the Board. The Claimant's request for review must be made within 90 days of
     receipt of notice of denial or deemed denial   In no event
     shall the Claimant have less than ninety (90) days after receipt of the notice of denial to request review of the denial. If the written request for review is not made on a timely basis, the Claimant shall be deemed to waive his or her right to review. The Claimant or his or her duly authorized representative may, at or after the time of making the request, review all pertinent documents and submit issues and comments in writing.

10.4 Decision on Review. A review shall be made by the Board after receipt of a timely filed request for review. A decision on review shall be made and furnished in writing to the Claimant. The decision shall be made not later than sixty (60) days after receipt of the request for review. If special circumstances require an extension of time for processing (such as the need to hold a hearing), a decision shall be made and furnished to the Claimant not later than one hundred twenty (120) days after such receipt. If an extension is required, the Claimant shall be notified of such within sixty (60) days after the request for review was filed. The written decision shall include the reasons for such decision with reference to the provisions of the Plan upon which the decision is based. The decision shall be final and binding upon the Claimant and Inland and all other persons involved. If the decision on review is not furnished within the applicable time period, the claim shall be deemed denied on review.

     The scope of any subsequent review of the benefit claim, judicial or otherwise, shall be limited to a determination as to whether the Board acted arbitrarily or capriciously in the exercise of its discretion. In no event shall any such further review be on a de novo basis as the Board has discretionary authority to determine eligibility for benefits and to construe the terms of this Plan.


                           ARTICLE XI
                   AMENDMENTS AND TERMINATION

The Board has the power to terminate this Plan at any time or to amend this Plan at any time and in any manner that it may deem advisable.

This Plan was approved by the Board on 14th day of May,1993 and revised the 1st day of April 1995.
                               INLAND MORTGAGE CORPORATION

                               By: /s/ Matthew F. Souza
                               -------------------------
                               Name: Matthew F. Souza

                               Title: Secretary


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